Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 1996 Stock Option Plan and the 2006 Long-Term Stock Incentive Plan of CommVault Systems, Inc. of our report dated June 28, 2006 with respect to the consolidated financial statements and schedule of CommVault Systems, Inc. included in its Registration Statement (Form S-1 No. 333-132550) of CommVault Systems Inc. filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
MetroPark, New Jersey
November 7, 2006